EXHIBIT 10.25

AMENDMENT NO. 1
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
BOBCAT DEVCO LLC

November 7, 2017

This Amendment No. 1 (this “Amendment”) to that certain Amended and Restated Limited Liability Company Agreement dated as of September 25, 2017 (the “Agreement”) of Bobcat DevCo LLC, a Delaware limited liability company (the “Company”), is entered into by and between OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), and Oasis Midstream Services LLC, a Delaware limited liability company (“OMS” and, together with OMP Operating, the “Members”), effective as of the date set forth above. Capitalized terms used and not defined herein shall have the meanings specified in the Agreement.
RECITALS
WHEREAS, Section 13.6 of the Agreement provides that, subject to the definition of Capital Account, Section 2.2 and Section 3.2 of the Agreement, the Agreement may not be amended except in a written instrument signed by each of the Members and expressly stating it is an amendment to the Agreement.
WHEREAS, the Members desire to amend the Agreement as set forth below by entering into this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Members hereby amend the Agreement as follows:
1.    The definition of the term “Indebtedness” in Section 1.1 of the Agreement is hereby amended and restated as follows:
“Indebtedness” means any of the following: (i) all obligations for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (ii) all obligations (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (iii) all accounts payable and all accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services; (iv) all obligations under Capital Leases; (v) all obligations under Synthetic Leases; (vi) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of the Company, whether or not such Indebtedness is assumed by the Company; (vii) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by the Company or in which the Company otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (viii) all obligations or undertakings to maintain or cause to be maintained the financial position or covenants of others to purchase the Indebtedness or Property of others; (ix) obligations to deliver commodities, goods or services, including, without limitation, hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (x) obligations to pay for goods or services even if such goods or services are not actually received or utilized (other than firm transportation or storage, or drilling contracts); (xi) any Indebtedness of a partnership for which the Company is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (xii) Disqualified Capital Stock; and (xiii) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment. The Indebtedness shall include all obligations of the character described above to the extent the Company remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of the Company under GAAP.
2.    Section 1.1 of the Agreement is further amended by inserting the following defined terms to such section:
“Disqualified Capital Stock” means any Member Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rule of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any governmental authority.
“Synthetic Leases” means all leases that shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Company (whether contingently or otherwise) for the payment of rent thereunder and that were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
3.    Section 8.2(g) of the Agreement is amended by deleting the word “and” at the end of such section.
4.    Section 8.2(h) of the Agreement is amended by deleting the period at the end of such section and inserting a semi-colon followed by the word “and” in place thereof.
5.    Section 8.2 of the Agreement is further amended by adding the following new paragraphs (i) through (p) at the end of such section:
(i)    the incurrence of any Indebtedness by the Company, other than Indebtedness outstanding on the date of this Agreement or incurred under lending commitments existing on the date of this Agreement;
(j)    the creation or incurrence of any interest in any Property securing an obligation owed to, or a claim by, a Person other than the Company or its Subsidiaries (a “Lien”), other than such interests in Property that were in existence on the date of this Agreement;
(k) (i) the acquisition of the equity interests of any other Person or any agreement to make any such acquisition; (ii) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Indebtedness of, the purchase or other acquisition of any other Indebtedness of or equity participation or interest in, or other extension of credit to, any other Person; (iii) the purchase or acquisition of Property of another Person that constitutes a business unit or (iv) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; in each case other than accounts receivable in the ordinary course of business and capital expenditures related to Property;
(l) the creation, incurrence, assumption or permitting to exist of any contract, agreement or understanding that restricts or prohibits the granting of any Lien on any Property;
(m) the entry into any transaction with any Affiliate of the Company other than any transaction or arrangement existing on the date of this Agreement;

(n) the formation of any Subsidiary of the Company;
(o) the sale, assignment, conveyance or other transfer of Property having a fair market value of $5,000,000 or greater; or
(p) the entry into any swap, forward, future or derivative transaction or option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction.
6.    No Other Amendments. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.
7.    Other Miscellaneous Terms. The provisions of Article XIII (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.
IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

OMP OPERATING LLC

Date:	November 8, 2017	/s/ Michael H. Lou
Michael H. Lou
President

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